PROSPECTUS Dated March 26, 1998                   Pricing Supplement No. 10 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-46935
Dated March 26, 1998                                            April 21, 1998
                                                                Rule 424(b)(3)

                        Morgan Stanley Dean Witter &Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                                 --------------

               The Fixed Rate Notes, as further described below and in the Prospectus Supplement under "Description of Notes--Fixed Rate Notes," will bear interest from the date of issuance until the principal amount thereof is paid or made available for payment at the rate set forth below.

               The Notes will mature on the Maturity Date and will not be redeemable at the option of Morgan Stanley Dean Witter & Co. prior to the Maturity Date.

Principal Amount: $100,000,000

Maturity Date: April 24, 2000

Settlement Date (Original Issue Date): April 24, 1998

Interest Accrual Date: April 24, 1998

Issue Price: 99.818%

Specified Currency: U.S. Dollars

Redemption Percentage: 100%

Redemption Dates: N/A

Annual Redemption Percentage Reduction:  N/A

Interest Rate: 5.875% per annum

Interest Payment Dates: Each April 24 and October 24, commencing October 24,
                        1998

Interest Payment Period: Semi-annually

Total Amount of OID: N/A

Original Yield to Maturity: N/A

Initial Accrual Period OID: N/A

Book Entry Note or Certificated Note: Book Entry Note

Senior Note or Subordinated Note: Senior Note

Agent: Morgan Stanley & Co. Incorporated

Trustee: The Chase Manhattan Bank

Minimum Denomination: $1,000

CUSIP: 61745EMP3


Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.


                          MORGAN STANLEY DEAN WITTER